                                                                 Exhibit 10.9

                              [PARADOX LETTERHEAD]

September 27, 2002


TO: BOARD OF DIRECTORS OF LEVCOR INTERNATIONAL

     This letter will serve to reaffirm my commitment to personally support the cash needs of Levcor International through January 2, 2004 and not to demand any repayment of principle or interest currently owed to me until January 2, 2004.

     This commitment is a reaffirmation of my commitment to our independent auditors, as reflected in their year-end rep letter and disclosed in the K and the Q.

     Despite the expectation that there would be no funds required of me during this period, I am still prepared to fund up to a maximum of $3 million to meet the cash needs of Levcor International, if necessary.

                                             Sincerely yours,

                                             /s/ Robert A. Levinson
                                             ----------------------
                                                 Robert A. Levinson